Cash Flow Positive Plan June 9, 2022 Sonder The Henry, London Opened in April 2022

2 2 Forward-Looking Statements This document contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements about Sonder’s Cash Flow Positive plan, its forecasted revenue growth, costs, and cash flow (including Sonder’s guidance for the quarter ended June 30, 2022 and for the year ended December 31, 2022, its restructuring plan, outlook for revenue, RevPAR, anticipated numbers of Live and Contracted Units), and other trends, expectations, and objectives, potential new markets, estimated market size and market penetration, innovation plans and initiatives including RevPAR initiatives, anticipated unit economics, and other information concerning Sonder’s possible or assumed future financial or operating results and metrics, business strategies, competitive position, industry environment, potential growth opportunities, and future operations. These forward-looking statements are based on Sonder’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this document, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “proposed” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Sonder’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: potential inability to reduce costs and increase free cash flow and achieve the anticipated benefits of the Cash Flow Positive plan and restructuring plan; potential negative impacts on Sonder’s financial results as a result of changes in travel, hospitality, real estate and vacation markets; potential inability to negotiate satisfactory leases or other arrangements to operate new properties, onboard new properties in a timely manner, or renew or replace existing properties on attractive terms, and the possibility of lease terminations prior to scheduled expirations; possible delays in real estate development and construction projects related to Sonder’s leases, or other delays in generating revenues from new properties; the possibility that Sonder may be unable to effectively manage its growth; potential delays or difficulties introducing new or upgraded amenities, services or features, including enhancements to the Sonder app; the possibility that new RevPAR initiatives will not achieve the desired results and that future pricing and/or occupancy will be lower than anticipated; the possibility of higher than expected property-related costs or other operating expenses and unanticipated conditions or incidents at leased properties; risks associated with Sonder’s relationships with and reliance upon real estate owners, OTAs and other third parties, and their performance of their obligations; changes in applicable laws or regulations, including legal, tax or regulatory developments, and the impact of any litigation or other legal or regulatory proceedings; possible delays in sustainability initiatives; the possibility that Sonder may be adversely affected by other economic, business and/or competitive factors, including the additional risks associated with operating internationally; risks related to the impact of the ongoing COVID-19 pandemic, including the Omicron variant or future variants and further governmental and other restrictions (including travel restrictions) resulting therefrom; and other risks and uncertainties described under the heading “Risk Factors” in Sonder’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Sonder does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this document. Additional risks and uncertainties are identified and discussed in Sonder’s reports filed and to be filed with the SEC and available on the SEC’s website at www.sec.gov. Disclaimer

Use of Non-GAAP Financial Measures Sonder supplements its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), by providing additional financial measures that are not prepared in accordance with GAAP, including Other Operating Expenses (Overhead), Cash Contribution and related margin, Property Level Costs, and Free Cash Flow. Further information about these measures appears under “Key Terms” below. Sonder’s management uses these non-GAAP financial measures, collectively, to evaluate ongoing operations and for internal planning and forecasting purposes. Sonder believes that these non-GAAP financial measures are useful in evaluating its operating performance, and may assist investors in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. However, Sonder’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. These non-GAAP financial measures should not be viewed in isolation or as a substitute for, or superior to, measures prepared in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Sonder has not reconciled consolidated Free Cash Flow guidance to projected consolidated GAAP cash provided by (used in) operating activities because we do not provide guidance on GAAP by (used in) operating activities or the reconciling items between Free Cash Flow and GAAP cash provided by (used in) operating activities, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. Key Terms Live Units Live Units are defined as units which are available for guest bookings on Sonder.com, the Sonder app and other channels. Sonder pays rent (or utilizes pre-negotiated abatement) and is able to generate revenue from these units. Contracted Units Contracted Units are units for which Sonder has signed real estate contracts, but are not yet available for guests to book. Sonder is not yet able to generate revenue from these units. Revenue per Available Room Revenue Per Available Room (“RevPAR”) represents the average revenue earned per available night, and is calculated either by dividing revenue by Bookable Nights, or by multiplying Average Daily Rate by Occupancy Rate. Average Daily Rate (“ADR”) represents the average revenue earned per night occupied and is calculated as revenue divided by Occupied Nights. Occupancy Rate (“OR”) is defined as Occupied Nights divided by Bookable Nights, expressed as a percentage. Bookable Nights represent the total number of nights available for stays across all Live Units. This excludes nights lost to full building closures of greater than 30 nights. Occupied Nights represent the total number of nights occupied across all Live Units. Free Cash Flow Free Cash Flow (“FCF”) is defined as our cash provided by (used in) operating activities plus any changes to capital expenditures and internally developed software, both of which are included in cash provided by (used in) investing activities. Free Cash Flow Margin is is defined as Free Cash Flow as a percentage of revenue. Landlord Payments Landlord Payments represent cash payments to real estate owners recognizing abatement at the time it is utilized (often at the commencement of a real estate contract), expressed in U.S. dollars. This recognizes the economic substance of the payment to real estate owners as reflected in the real estate contract. 3 Disclaimer (continued)

We're pulling four levers to reach positive quarterly FCF within 2023, without additional fundraising and while keeping a robust cash cushion

- (A) **Cut cash costs** by approximately $85 million (vs. Q1 2022) on an annualized basis[1]
- (B) **Reduce planned signings pace** and drive growth primarily by opening already contracted units
- (C) **Improve growth quality** by increasing our high threshold for incremental signings targeting 100% capital light[2]
- (D) **Focus on RevPAR initiatives** to improve near term FCF

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Reach positive quarterly FCF within 2023

Sonder

(1) Represents difference between Q1 2022 on an annualized basis compared to 2H 2022 on an annualized basis. Excludes one-time restructuring costs. We expect to incur $3.5 million to $5.5 million in one-time restructuring costs, approximately 80% of which are expected to be paid out in Q2 2022 and approximately 20% of which are expected to be paid out in 2H 2022. (2) Capital light represents deals where the real estate partner covers the upfront pre-opening costs and capex of onboarding the unit.

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5(1) Represents difference between Q1 2022 on an annualized basis compared to 2H 2022 on an annualized basis. Excludes one-time restructuring costs. We expect to incur $3.5 million to $5.5 million in one-time restructuring costs, approximately 80% of which are expected to be paid out in Q2 2022 and approximately 20% of which are expected to be paid out in 2H 2022. $55 million Annualized cash savings (vs. Q1 2022)¹ driven by overhead and direct cost reductions Recent restructuring resulting in an approximately 21% reduction of existing corporate roles and a 7% reduction of existing frontline roles $30 million Annualized cash savings (vs. Q1 2022) driven by reduction of pre-opening costs and net capex associated with incremental units going live We plan to cut our cash costs by ~$85M on an annualized basis

Live Units as of Q1 2022 7.7K All opening costs already incurred, Live Unit portfolio has been Cash Contribution¹ positive since Q3 2021 Additional Contracted Units as of Q1 2022 11.6K Upfront costs to originate and sign deals already incurred, vast majority of deals are capital light² 6 New Units Signed going forward Proactively slowing growth Increasing already high threshold targeting 100% capital light² Lower headcount needs Lower pre-opening costs and net capex Cut back on planned geographic expansion Simplify the business (1) Cash Contribution measures operating cash generated at the property level before corporate overhead & pre-opening costs. Calculated as Cash from Operations plus Overhead. Cash from Operations is taken directly from the GAAP cash flow statement. “Overhead” is equivalent to non-GAAP Other Operating Expenses, which includes Non-GAAP R&D, G&A, S&M, Operations, and Pre-Opening Costs. (2)Capital light represents deals where the real estate partner covers the upfront pre-opening costs and capex of onboarding the unit. Growth will be driven primarily by opening already contracted units and reducing the pace of new signings by raising the bar

7 Quarterly Sonder RevPAR Q2 2022 RevPAR Guidance Given our fixed landlord payments, a small increase in RevPAR translates to a much larger increase in Cash Contribution margin¹ We’re focusing on several rapid payback RevPAR initiatives, including our higher occupancy strategy & growing our new corporate travel offering, among others (1) Cash Contribution margin measures operating cash generated at the property level before corporate overhead & pre-opening costs. Calculated as Cash from Operations plus Overhead, divided by revenue. Cash from Operations is taken directly from the GAAP cash flow statement. “Overhead” is equivalent to non-GAAP Other Operating Expenses, which includes Non-GAAP R&D, G&A, S&M, Operations, and Pre-Opening Costs. Following the unprecedented COVID-related urban RevPAR decline, Sonder has achieved strong RevPAR growth, transforming our economics

8 Annual RevPAR as a % of 2019 RevPAR for urban upper-upscale hotels, Sonder market-weighted STR Traditional Hotels (Urban - Upper Upscale) CBRE Traditional Hotels (Urban - Upper Upscale + Luxury) STR y/y Growth (68)% 69% 47% 13% 12% 7% CBRE yy Growth (72)% 82% 62% 17% 10% 7% We’ve sensitized our forecast against several historical recessions to maintain ample cash cushion across a range of scenarios Source: STR (April 2022), CBRE (March 2022). (1) Deloitte Insights expects business travel to grow from 36% of 2019 levels in Q2 2022 to 63% of 2019 levels in Q2 2023. STR & CBRE’s latest market forecasts predict sustained urban RevPAR growth, driven by a partial recovery of business travel¹

9 Updated guidance & additional financial outlook Free Cash Flow Revenue Q2 2022 Free Cash Flow Better than $(50)M¹ Q2 2022 Revenue growth More than 140% y/y 2H 2022 Free Cash Flow Better than $(70)M Q2 2022 RevPAR Better than $160 Reach positive quarterly FCF within 2023 FY 2022 Revenue growth +100% - 110% y/y (1) Before one-time restructuring costs. We expect to incur $3.5 million to $5.5 million in one-time restructuring costs, approximately 80% of which are expected to be paid out in Q2 2022 and approximately 20% of which are expected to be paid out in 2H 2022. We’re pulling four levers to reach positive quarterly FCF within 2023 without additional fundraising and while preserving a robust cash cushion

Investor Relations: ir@sonder.com Media: press@sonder.com Found Dupont Circle, Washington, D.C. Opening in June 2022 10